December 21, 2011

Aston Asset Management LP

120 N. LaSalle Street, 25th Floor

Chicago, IL 60602

Re:	Investment Advisory Agreement with Aston Asset Management, LP dated April 15, 2010 (the “Investment Advisory Agreement”)

Ladies and Gentlemen:

Pursuant to the Investment Advisory Agreement, we are hereby providing notification of a series of the Aston Funds to be called ASTON/Silvercrest Small Cap Fund (the “New Series”).

Attached hereto are amended Schedules A and B to the Investment Advisory Agreement to reflect, among other things, the appropriate effective date, initial term and annual fee rate for the New Series. By acknowledging below, you agree to render the investment advisory and management services to the New Series under the terms of the Investment Advisory Agreement and the amended Schedules A and B attached hereto.

ASTON FUNDS

By:	/s/ Gerald F. Dillenburg
Name:	Gerald F. Dillenburg
Its:	Senior Vice President and Secretary

Accepted this 21st day of December, 2011. ASTON ASSET MANAGEMENT, LP

By:	/s/ Kenneth C. Anderson
Name:	Kenneth C. Anderson
Its:	President

SCHEDULE A

Fund	Effective Date	Initial Term
ASTON Dynamic Allocation Fund	April 15, 2010	December 31, 2011

ASTON/Barings International Fund	April 15, 2010	December 31, 2011

ASTON/Cardinal Mid Cap Value Fund	April 15, 2010	December 31, 2011

ASTON/Cornerstone Large Cap Value Fund	April 15,2010	December 31,2011

ASTON/Harrison Street Real Estate Fund	April 15,2010	December 31, 2011

ASTON/Herndon Large Cap Value Fund	April 15, 2010	December 31, 2011

ASTON/Lake Partners LASSO Alternatives Fund	April 15, 2010	December 31, 2011

ASTON/M.D. Sass Enhanced Equity Fund	April 15, 2010	December 31, 2011

ASTON/Montag & Caldwell Balanced Fund	April 15, 2010	December 31, 2011

ASTON/Montag & Caldwell Growth Fund	April 15, 2010	December 31, 2011

ASTON/Montag & Caldwell Mid Cap Growth Fund	April 15, 2010	December 31, 2011

ASTON/Neptune International Fund	April 15, 2010	December 31, 2011

ASTON/Fairpointe Mid Cap Fund	April 15, 2010	December 31, 2011

ASTON/River Road Dividend All Cap Value Fund	April 15, 2010	December 31, 2011

ASTON/River Road Select Value Fund	April 15, 2010	December 31, 2011

ASTON/River Road Small Cap Value Fund	April 15, 2010	December 31, 2011

ASTON/TAMRO Diversified Equity Fund	April 15, 2010	December 31, 2011

ASTON/TAMRO Small Cap Fund	April 15, 2010	December 31, 2011

ASTON/TCH Fixed Income Fund	April 15, 2010	December 31, 2011

ASTON/Veredus Aggressive Growth Fund	April 15, 2010	December 31, 2011

ASTON/Veredus Select Growth Fund	April 15, 2010	December 31, 2011

ASTON/Crosswind Small Cap Growth Fund	October 20, 2010	December 31, 2011

ASTON/River Road Independent Value Fund	December 28, 2010	December 27, 2012

ASTON/River Road Long-Short Fund	December 29, 2010	December 27, 2012

ASTON/DoubleLine Core Plus Fixed Income Fund	July 13, 2011	December 31, 2012

ASTON/Silvercrest Small Cap Fund	December 21, 2011	December 21, 2013

SCHEDULE B

Fund	Annual Fee Rate
ASTON Dynamic Allocation Fund	0.80% of the Fund’s average daily net assets

ASTON/Barings International Fund	1.00% of the Fund’s average daily net assets

ASTON/Cardinal Mid Cap Value Fund	0.90% of the Fund’s average daily net assets

ASTON/Cornerstone Large Cap Value Fund	0.80% of the Fund’s average daily net assets

ASTON/Harrison Street Real Estate Fund	1.00% of the Fund’s average daily net assets

ASTON/Herndon Large Cap Value Fund	0.80% of the Fund’s average daily net assets

ASTON/Lake Partners LASSO Alternatives Fund	1.00% of the Fund’s average daily net assets

ASTON/M.D. Sass Enhanced Equity Fund	0.70% of the Fund’s average daily net assets

ASTON/Montag & Caldwell Balanced Fund	0.75% of the Fund’s average daily net assets

ASTON/Montag & Caldwell Growth Fund	0.80% for the first $800 million 0.60% over $800 million

ASTON/Montag & Caldwell Mid Cap Growth Fund	0.85% of the Fund’s average daily net assets

ASTON/Neptune International Fund	1.00% of the Fund’s average daily net assets

ASTON/Fairpointe Mid Cap Fund	0.80% for the first $100 million 0.75% for the next $300 million 0.70% over $400 million

ASTON/River Road Dividend All Cap Value Fund	0.70% of the Fund’s average daily net assets

ASTON/River Road Select Value Fund	1.00% of the Fund’s average daily net assets

ASTON/River Road Small Cap Value Fund	0.90% of the Fund’s average daily net assets

ASTON/TAMRO Diversified Equity Fund	0.80% of the Fund’s average daily net assets

ASTON/TAMRO Small Cap Fund	0.90% of the Fund’s average daily net assets

ASTON/TCH Fixed Income Fund	0.55% of the Fund’s average daily net assets

ASTON/Veredus Aggressive Growth Fund	1.00% of the Fund’s average daily net assets

ASTON/Veredus Select Growth Fund	0.80% of the Fund’s average daily net assets

Fund	Annual Fee Rate
ASTON/Crosswind Small Cap Growth Fund	1.00% of the Fund’s average daily net assets

ASTON/River Road Independent Value Fund	1.00% of the Fund’s average daily net assets

ASTON/River Road Long-Short Fund	1.20% of the Fund’s average daily net assets

ASTON/DoubleLine Core Plus Fixed Income Fund	0.55% of the Fund’s average daily net assets

ASTON/Silvercrest Small Cap Fund	1.00% of the Fund’s average daily net assets